Exhibit 5.3

Consent of J. Andrew Cormier

Reference is made to the Registration Statement on Form F-10 and the documents incorporated by reference therein  (the “Registration Statement”) of Orla Mining Inc. (the “Company”) to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended.

I, J. Andrew Cormier, consent to the use of and reference to my name, and the inclusion and incorporation by reference in the registration statement on Form F-10 of Orla Mining Ltd. and any amendments or supplements thereto (the “Registration Statement”), of the information prepared by me, that I supervised the preparation of, or reviewed or approved by me that is of a scientific or technical nature and all other references to such information included or incorporated by reference in the Registration Statement, including all information of a scientific or technical nature in the Registration Statement not otherwise covered by any other named expert in the Interest of Experts section therein.

/s/ J. Andrew Cormier
J. Andrew Cormier, P.Eng.

Dated: February 10, 2021